UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Fairfield Road, Suite 338, Fairfield, NJ	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 906-0065

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	JRSH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On September 29, 2021, Jerash Holdings (US), Inc. (the “Company”) announced the pricing of an underwritten public offering of 1,400,000 shares of its common stock at a public offering price of $7.00 per share (the “Offering”).

Earlier on the same day, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with D.A. Davidson & Co. and Lake Street Capital Markets, LLC as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), and Merlotte Enterprise Limited (the “Selling Stockholder”), relating to the Offering of 1,400,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of 1,000,000 shares of Common Stock to be issued and sold by the Company (the “Primary Securities”) and 400,000 shares of Common Stock to be sold by the Selling Stockholder (the “Secondary Securities” and, together with the Primary Securities, the “Securities”). Under the terms of the Underwriting Agreement, the Selling Stockholder has also granted the underwriters a 30-day option to purchase up to an additional 210,000 shares of Common Stock, on the same terms and conditions, to cover over-allotments, if any. The Offering closed on October 4, 2021.

The Securities were sold pursuant to the Company’s two registration statements on Form S-3 (File Nos. 333-258447 and 333-231395) (the “Registration Statements”) filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and became effective on August 23, 2021 and May 31, 2019, respectively.

The Company received net proceeds of approximately $6.25 million from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company did not receive any of the proceeds from the sale of the Secondary Securities by the Selling Stockholder.

The Underwriting Agreement contains customary representations, warranties, covenants, and indemnification obligations of the Company, the Selling Stockholder, and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, the Company, the Selling Stockholder and the Company’s executive officers and directors have entered into “lock-up” agreements with the Underwriters, which generally prohibit the sale, transfer, or other disposition of securities of the Company for a 90-day period, subject to certain exceptions.

A copy of the legal opinion of Hunter Taubman Fischer & Li LLC relating to the validity of the Securities issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated September 29, 2021, by and among Jerash Holdings (US), Inc., Merlotte Enterprise Limited, D.A. Davidson & Co. and Lake Street Capital Markets, LLC
5.1	Opinion of Hunter Taubman Fischer & Li LLC
23.1	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)
99.1	Press Release dated September 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

October 4, 2021	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chairman of the Board of Directors, Chief Executive Officer, President, and Treasurer

2